Exhibit 99.1

Civitas Resources, Inc. Announces Offering of $500 Million of New Senior Notes Due 2032

DENVER — May 29, 2025 - Civitas Resources, Inc. (the “Company”) (NYSE: CIVI) today announced that, subject to market conditions, it intends to offer $500 million in aggregate principal amount of senior unsecured notes due 2032 (the “Notes”) in a private placement (the “Offering”) to eligible purchasers under Rule 144A and Regulation S of the Securities Act of 1933, as amended (the “Securities Act”). The Company expects to use the net proceeds from the Offering to repay a portion of the outstanding borrowings under the Company’s revolving credit facility.

The Notes to be offered will not be registered under the Securities Act or under any state or other securities laws, and the Notes will be issued pursuant to an exemption therefrom, and may not be offered or sold within the United States, or to or for the account or benefit of any U.S. Person, absent registration or an applicable exemption from registration requirements.

The Notes are being offered only to persons who are either reasonably believed to be “qualified institutional buyers” under Rule 144A or who are non-“U.S. persons” outside the United States under Regulation S as defined under applicable securities laws.

This press release does not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Civitas

Civitas Resources, Inc. is an independent exploration and production company focused on the acquisition, development and production of crude oil and liquids-rich natural gas from its premier assets in the Permian Basin in Texas and New Mexico and the DJ Basin in Colorado. Civitas’ proven business model to maximize shareholder returns is focused on four key strategic pillars: generating significant free cash flow, maintaining a premier balance sheet, returning capital to shareholders, and demonstrating ESG leadership.

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Forward-Looking Statements and Cautionary Statements

Certain statements in the foregoing, including those that express belief, expectation, or intention, are “forward-looking” statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely,” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements include statements regarding the Company’s plans and expectations with respect to the Offering, including the anticipated use of the proceeds therefrom. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.

The Company cautions investors that any forward-looking statements are subject to known and unknown risks and uncertainties, many of which are outside the Company’s control, and which may cause actual results and future trends to differ materially from those matters expressed in, or implied or projected by, such forward-looking statements, which speak only as of the date they are made. Investors are cautioned not to place undue reliance on these forward-looking statements. Risks and uncertainties that could cause actual results to differ from those described in forward-looking statements include, without limitation, the Company’s future financial condition, results of operations, strategy and plans; changes in capital markets and the ability of the Company to finance operations in the manner expected; the effects of commodity prices; the risks of oil and gas activities; and the fact that operating costs and business disruption may be greater than expected.

Additional information concerning other factors that could cause results to differ materially from those described above can be found under Item 1A. “Risk Factors” and “Management’s Discussion and Analysis” sections in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, subsequently filed Quarterly Reports on Form 10-Q and in other filings and reports that the Company may file or furnish from time to time with the Securities and Exchange Commission.

All forward-looking statements speak only as of the date they are made and are based on information available at the time they were made. The Company assumes no obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Civitas Contacts

Investor Relations:

Brad Whitmarsh, 832.736.8909, bwhitmarsh@civiresources.com

Mae Herrington, 832.913.5444, mherrington@civiresources.com

Media:
Rich Coolidge, info@civiresources.com

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